Exhibit 107
Calculation of Filing Fee Tables
Form
S-4
(Form Type)
LIONSGATE STUDIOS HOLDING CORP.
LIONS GATE ENTERTAINMENT CORP.
(Exact Names of
Co-Registrants
as Specified in each of their Charters)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Starz common shares, no par value, issued in respect of share exchanges by holders of LGEC Class A common shares, no par value per share	Other	96,266,858 (1)	$7.70	$697,133,378 (2)	0.0001531	$106,732 (3)
	Equity	Starz common shares, no par value, issued in respect of share exchanges by holders of LGEC Class B common shares, no par value per share	Other	188,214,117 (4)	$6.79	$1,384,589,803 (5)	0.0001531	$211,981 (3)
	Equity	New Lionsgate new common shares, no par value per share, issued in respect of share exchanges by holders of LG Studios common shares, no par value per share	Other	280,020,788 (6)	$7.03	$2,029,429,005 (7)	0.0001531	$310,706 (3)
Fees Previously Paid	Equity	N/A	Other	564,501,763	N/A	$4,111,152,186		$629,419 (8)
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A		N/A
	Total Offering Amounts					$4,111,152,186		$629,419
	Total Fees Previously Paid							$629,419
	Total Fee Offsets							$0
	Net Fee Due							$0

Table of Contents
(1)
Represents the estimated maximum number of common shares, no par value per share (the “Starz common shares”), of Starz Entertainment Corp. (f/k/a Lions Gate Entertainment Corp.) (“Starz”), that may be issued to holders of Class A voting common shares (the “LGEC Class A common shares”) of Lions Gate Entertainment Corp. (“Lionsgate”) in connection with the Transactions (as defined in the joint proxy statement/prospectus included in this Registration Statement on Form
S-4,
the “joint proxy statement/prospectus”) based on the product of (a) the sum of
(i) 83,567,087, the number of LGEC Class A shares outstanding as of June 30, 2024, (ii) 91,849, the number of shares of LGEC Class A shares issuable in respect of outstanding awards of restricted stock units as of September 30, 2024, (iii) 2,183,112, the number of shares of LGEC Class A shares issuable in respect of options to purchase LGEC Class A shares (excluding performance-based vesting awards)
that
were issued by Lionsgate outstanding as of June 30, 2024 and (iv) 110,503, the number of shares of LGEC Class A shares issuable in respect of performance-based vesting stock options to purchase LGEC Class A shares that were issued by Lionsgate outstanding as of June 30, 2024, multiplied
by
(b) 1.12, the number of Starz common shares to be issued in connection with the reclassification of each LGEC Class A share in connection with the Transactions described in the joint proxy statement/prospectus. In the Initial Share Exchange, holders of LGEC Class A shares will first receive, in exchange for each LGEC Class A share that they hold, one New Lionsgate Class A share, together with one New Lionsgate Class C preferred share. Following the Initial Share Exchange, LGEC will change its name to Starz Entertainment Corp. and create the Starz common shares and New Lionsgate will create the New Lionsgate new common shares. New Lionsgate shareholders (formerly LGEC shareholders) will receive, in exchange for each New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class A share in the Initial Share Exchange, 1.12 New Lionsgate new common shares and 1.12 Starz common shares.

(2)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, as amended (the “Securities Act”), and calculated in accordance with Rules 457(c), 457(f) and 457(h) under the Securities Act. Such amount was calculated based upon the market value of the LGEC Class A shares as follows: the sum of
(a) the product of (i) 83,658,936 (the sum of items (a)(i) and (a)(ii) in footnote 1 above)
multiplied by
(ii) $7.70, the average of the high and low prices per LGEC Class A share as reported on the New York Stock Exchange on October 7, 2024 and (b) the product of (i) 2,293,615 (the sum of items (a)(iii) and (a)(iv) in footnote 1 above, which is the number of LGEC Class A shares issuable in respect of options to purchase shares of LGEC Class A shares of Lionsgate that were issued and outstanding as of September 30, 2024), multiplied by
(ii) $23.09, the weighted average exercise price of such options as of September 30, 2024.

(3)	Calculated in accordance with Section 6(b) of the Securities Act at a rate equal to $153.10 per $1,000,000 of the proposed maximum aggregate offering price.

(4)
Represents the estimated maximum number of Starz common shares that may be issued to holders of Class B voting common shares, no par value per share (the “LGEC Class B shares”) of Lionsgate, in connection with the Transactions based on the product of (a) the sum of
(i) 152,271,223, the number of LGEC Class B shares outstanding as of June 30, 2024, (ii) 10,277,014, the number of shares of LGEC Class B shares issuable in respect of outstanding awards of restricted stock units as of September 30, 2024, (iii) 10,033,043, the number of shares of LGEC Class B shares issuable in respect of outstanding performance-based awards of restricted stock units as of September 30, 2024, (iv) 10,891,590, the number of shares of LGEC Class B shares issuable in respect of options to purchase LGEC Class B shares (excluding performance-based vesting awards) that were issued by Lionsgate outstanding as of June 30, 2024 and (v) 4,741,247, the number of shares of LGEC Class B shares issuable in respect of performance-based vesting stock options to purchase LGEC Class B shares that were issued by Lionsgate outstanding as of June 30, 2024, multiplied
by
(b) 1, the number of Starz common shares to be issued in connection with the reclassification of each LGEC Class B share in connection with the Transactions described in the joint proxy statement/prospectus. In the Initial Share Exchange, holders of LGEC Class B shares will first receive, in exchange for each LGEC Class B share that they hold, one New Lionsgate Class B share, together with one New Lionsgate Class C preferred share. Following the Initial Share Exchange, LGEC will change its name to Starz Entertainment Corp. and create the Starz common shares and New Lionsgate will create the New Lionsgate new common shares. New Lionsgate shareholders (formerly LGEC shareholders) will receive, in exchange for each New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share in the Initial Share Exchange, one New Lionsgate new common share and one Starz common share.

Table of Contents
(5)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rules 457(c), 457(f) and 457(h) under the Securities Act. Such amount was calculated based upon the market value of the LGEC Class B common shares as follows: the sum of
(a) the product of (i) 172,581,280 (the sum of items (a)(i) through (a)(iii) in footnote 4 above), multiplied by
(ii) $6.79, the average of the high and low prices per LGEC Class B common share as reported on the New York Stock Exchange on October 7, 2024 and (b) the product of (i) 15,632,837 (the sum of items (a)(iv) and (a)(v) in footnote 4 above, which is the number of LGEC Class B shares issuable in respect of options to purchase shares of LGEC Class B shares of Lionsgate that were issued and outstanding as of September 30, 2024), multiplied by
(ii) $13.61, the weighted average exercise price of such options as of September 30, 2024.

(6)
Represents the estimated maximum number of shares of Lionsgate Studios Holding Corp. common shares, no par value per share (the “New Lionsgate new common shares”) that may be issued in connection with the Transactions described in the joint proxy statement/prospectus to all holders of common shares, no par value per share (the “LG Studios common shares”) of Lionsgate Studios Corp. (“LG Studios”), calculated as the product of (a) 288,681,224, the number of LG Studios common shares outstanding as of September 30, 2024, multiplied by
(b) 0.97, the number of shares of New Lionsgate new common shares to be issued in connection with the Transactions described in the joint proxy statement/prospectus.

(7)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated pursuant to Rule 457(f) under the Securities Act. Such value equals the product of (a) 288,681,224, the number of LG Studios common shares outstanding as of September 30, 2024, multiplied
by
(b) $7.03, the average of the high and low prices per LG Studios common share as reported on the Nasdaq Global Select Market on October 7, 2024.

(8)	Paid in connection with the filing of the original Registration Statement on Form S-4 (File No. 333-282630) filed with the Securities and Exchange Commission on October 15, 2024.